UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 26, 2018

Date of Report (Date of earliest event reported)

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4 Cromwell

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 361-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2018, BIOLASE, Inc., a Delaware corporation (the “Company”), entered into the Business Financing Modification Agreement (the “Modification Agreement”) with Western Alliance Bank, an Arizona corporation (“Western Alliance”), which amended the terms and conditions of the Business Financing Agreement, as amended (the “Business Financing Agreement”), by and among the Company, Western Alliance, and two wholly owned subsidiaries of the Company: BL Acquisition Corp., a Delaware corporation (“ BL I ”), and BL Acquisition II Inc., a Delaware corporation (“ BL II ” and, together with the Company and BL I, the “ Borrower ”).

The Modification Agreement contains representations, warranties, covenants, and conditions customary for a loan modification transaction of this type. Pursuant to the terms and conditions of the Modification Agreement, Western Alliance waived the Company’s non-compliance with certain financial operating covenants as set forth in the Business Financing Agreement, and the Borrower agreed to certain amended covenants contained in the Business Financing Agreement, including a $300,000 minimum unrestricted cash balance covenant and a waiver of reporting items required to be delivered by the Company to Western Alliance under the Business Financing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: November 1, 2018	By:	/s/ Todd Norbe
Todd Norbe
President and Chief Executive Officer